UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2009

NEOSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10909	22-2343568
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

420 Lexington Avenue, Suite 450
New York, New York	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-4180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company has entered into an agreement for the lease of executive office space from SLG Graybar Sublease LLC (the “Landlord”) at Suite 450, 420 Lexington Avenue, New York, NY  10170 with a lease term effective April 1, 2009 through June 30, 2013 (the “Lease”).  Rental and utility payments are currently in the aggregate approximate monthly amount of $20,100.  To help defray the cost of the Lease, the Company has licensed to third parties the right to occupy certain of the offices in Suite 450 and use certain business services.  Such license payments currently total approximately $13,860 per month and the license agreements are for periods of one year or less.  The Lease was entered into pursuant to an assignment and assumption of the original lease from the original lessor thereof, DCI Master LDC (the lead investor in a private placement by the Company in June 2006) and affiliates of DCI Master LDC and Duncan Capital Group LLC (a former financial advisor to and an investor in the Company), for which original lease a principal of such entities acted as guarantor (the “Guarantor”), a consent to such assignment from the Landlord and a lease modification agreement between the Company and the Landlord, such documents being dated April 13, 2009 with effective delivery April 17, 2009.  The Company was credited with an amount remaining as a security deposit with the Landlord from such original lessor (the “Security Deposit Credit”), was required to deposit an additional amount with the Landlord to replenish the original amount of security for the Lease and pay an amount equal to the Security Deposit Credit to the Guarantor of the original lease.  The total payments made by the Company for such security deposit and payment of the Security Deposit Credit to the Guarantor were in the approximate aggregate amount of $157,100.  Pursuant to the Lease, the Company is obligated to pay on a monthly basis fixed annual rent and certain items as additional rent including utility payments.  The Lease requires the Company to maintain insurance in specified types and amounts, contains certain other standard commercial terms such as tenant’s assumption of its pro-rata share of certain Landlord costs, tenant’s reimbursement obligations for certain other Landlord costs including insurance, provision for certain additional charges and maintenance of certain systems within the premises, contains restrictions on subletting and provisions for costs and payments relating thereto and notice, recapture and Landlord leaseback provisions relating to subletting, permits licensing by tenant of up to five offices or workstations with notice to Landlord, requires the tenant to maintain and repair certain systems, contains default and liquidated and other damage provisions (including acceleration of all rent and additional rent due for the remainder of the term upon a Landlord termination due to a tenant default and double payments on a holdover after expiration or termination), interest on late payments, tenant waivers and indemnity of Landlord, Landlord right of relocating tenant within the building, Landlord right of termination provisions including on five days’ notice if rent is not timely paid, on 15 days’ notice if other defaults are uncured and also in certain insolvency related instances, and requires consent of the Landlord in certain circumstances and provides for tenant to pay the costs associated therewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Catherine M. Vaczy
Vice President and General Counsel

Dated: April 23, 2009